United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2014

Statement of Income (Loss)

Income
Realized Trading (Loss) on Futures	$(283,100)
Unrealized Gain on Market Value of Futures	305,520
Dividend Income	41
Interest Income	275
Total Income	$22,736

Expenses
Management Fees	$5,892
Brokerage Commissions	840
Prepaid Insurance Expense	165
Non-interested Directors' Fees and Expenses	148
NYMEX License Fee	147
Other Expenses	8,710
Total Expenses	15,902
Expense Waiver	(7,237)
Net Expenses	$8,665
Net Income	$14,071

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/14	$11,390,956
Net Income	14,071

Net Asset Value End of Month	$11,405,027
Net Asset Value Per Share (350,000 Shares)	$32.59

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612